UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_______________________________

FORM 8‑K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

__________________________________

Date of Report (Date of earliest event reported):  October 23, 2013

PLUG POWER INC.

(Exact name of registrant as specified in charter)

Delaware	1-34392	22-3672377
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

968 Albany Shaker Road, Latham, New York  12110
(Address of Principal Executive Offices)  (Zip Code)

(518) 782-7700
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

      ☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

      ☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

      ☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

      ☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(b) Departure of Adrian Corless as Chief Technology Officer of Plug Power Inc. (the “Company”)

On October 23, 2013, Adrian Corless resigned from his position as Chief Technology Officer of the Company, effective November 8, 2013.

(c)  Appointment of Keith C. Schmid as Chief Operating Officer of the Company

On October 23, 2013, the Company announced that Keith C. Schmid has been appointed as the Chief Operating Officer of the Company, effective October 23, 2013.

The Company and Mr. Schmid entered into an Executive Employment Agreement, dated October 23, 2013 (the “Employment Agreement”), with a one year term which renews automatically.  Pursuant to the terms of the Employment Agreement, Mr. Schmid receives an annual base salary of $300,000, is eligible to receive incentive compensation as determined by the Compensation Committee (the “Compensation Committee”) of the Board of Directors (the “Board”) of the Company and is entitled to participate in and  receive benefits under all of the Company’s employee benefit plans.  The Employment Agreement also provides that if, within twelve months after a “Change in Control,” as defined in the Employment Agreement, the Company terminates Mr. Schmid’s employment without “Cause,” as defined in the Employment Agreement, then he shall be entitled to (a) receive a payment equal to the sum of (1) his average annual base salary over the three fiscal years prior to his termination plus (2) his average annual incentive bonus over the three fiscal years prior to the Change in Control (or his annual incentive bonus for the fiscal year immediately preceding to the Change in Control, if higher), (b) continued vesting of his stock options and other stock-based awards for twelve months following the termination date as if he had remained an active employee and (c) receive benefits, including health and life insurance for twelve months following his termination.  The foregoing description of the Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the Employment Agreement, a copy of which is attached as Exhibit 99.2 hereto and is hereby incorporated into this report by reference.

On October 23, 2013, as inducement to accept the Company’s offer of employment, the Company approved an option grant to Mr. Schmid.  The option grant is for the purchase of an aggregate of 400,000 shares of Common Stock of the Company at a per share price of $0.57 (the closing price of the Company’s common stock on the NASDAQ Capital Market on October 23, 2013), has a term of 10 years and is subject to a 3 year vesting schedule, with one third of the shares vesting on each of the first, second and third anniversary of October 23, 2013.  The Compensation Committee and the Board approved the option grant on October 23, 2013 and October 23, 2013, respectively. The foregoing description of the option grant does not purport to be complete and is qualified in its entirety by reference to the Non-Qualified Stock Option Agreement, dated October 23, 2013, a copy of which is attached as Exhibit 99.3 hereto and is hereby incorporated into this report by reference.

Mr. Schmid, age 51, served as President of SPS Solutions, a communication systems integrator, from 2011 to 2013.  Previously, Mr. Schmid served as CEO of Boston-Power Incorporated, a provider of large format lithium ion battery solutions, in 2011, and as President and CEO of Power Distribution Incorporated, a power distribution and protection company, from 2007 to 2010.

(d) Appointment of Gregory L. Kenausis and Xavier Pontone as members of the Board of Directors

On October 23, 2013, the Board appointed Gregory L. Kenausis and Xavier Pontone to serve as directors of the Company effective October 23, 2013.  Mr. Kenausis was appointed to serve as a Class II director with a term expiring at the annual meeting of stockholders to be held in 2016.  Mr. Pontone was appointed to serve as a Class II director with a term expiring at the annual meeting of stockholders to be held in 2016.

The Board currently consists of ten directors divided into three classes, as follows: Class I (term expiring 2015) - Andrew Marsh, Gary K. Willis and Maureen O. Helmer, Class II (term expiring 2016) - George C. McNamee, Johannes M. Roth, Mr. Kenausis and Mr. Pontone and Class III (term expiring 2014) Larry G. Garberding, Douglas T. Hickey and Evgeny Miroschnichenko. All of the directors are independent, with the exclusion of Mr. Marsh, the Company’s President and Chief Executive Officer and Mr. Pontone.

Mr. Kenausis, age 44, is the founding partner and Chief Investment Officer of Grand Haven Capital AG, an investment firm with $40 million of assets under management, where he is the head of trading activity and research and is responsible for managing the fund structure’s legal set up.

Mr. Pontone, age 39, is the Managing Director of Air Liquide Advanced Business, where he leads a team that develops new growth opportunities with a focus on hydrogen mobility, biogas and energy transition.  Mr. Pontone sits on the board of directors of Hypulsion, the Company’s joint venture with Air Liquide Investissements d’Avenir et de Demonstration (“Air Liquide”).  Mr. Pontone previously served as Manager of Operations Control Center of Air Liquide Industries where he managed operations of 12 large industrial gas product networks.

Mr. Pontone was appointed pursuant to the terms of the Securities Purchase Agreement, dated as of May 8, 2013, by and between the Company and Air Liquide, which permits Air Liquide to appoint one designee as a director of the Company, which designee is to be appointed by the Board as a Class II director.

In connection with their appointment to the Board, each of Mr. Kenausis and Mr. Pontone entered into the Company’s standard indemnification agreement with nonemployee directors (the “Indemnification Agreement”).  A copy of the form of Indemnification Agreement is filed herewith as Exhibit 99.4.   Each of Mr. Kenausis and Mr. Pontone was granted options to purchase 65,000 shares of the Company’s common stock at an exercise price of $0.57 per share (the closing price of the Company’s common stock on the NASDAQ Capital Market on October 23, 2013) in accordance with the Company’s Non-Employee Director Compensation Policy.

A copy of the Company’s press release announcing Mr. Schmid appointment as the Chief Operating Officer of the Company, Mr. Kenausis’s and Mr. Pontone’s appointment to the Board of Directors of the Company and Mr. Corless’s resignation as Chief Technology Officer of the Company is filed herewith as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Title

99.1	Press Release of Plug Power Inc. dated October 29, 2013
99.2	Executive Employment Agreement, by and between the Company and Keith C. Schmid, dated October 23, 2013
99.3	Non-Qualified Stock Option Agreement, by and between the Company and Keith C. Schmid, dated October 23, 2013
99.4	Form of Director Indemnification Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PLUG POWER INC.
Date: October 29, 2013	By: /s/ Andrew Marsh
Andrew Marsh
Chief Executive Officer